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EXHIBIT 11

                                                         PHOTRAN CORPORATION
                                   COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE


                                                                      THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                           JUNE 30,                              JUNE 30,
                                                                -----------------------------         -----------------------------
                                                                   1996               1995               1996               1995
                                                                ----------         ----------         ----------         ----------

PRIMARY
  Weighted average number of
     common shares outstanding                                   3,502,879          2,837,323          3,168,262          2,837,323
  Common stock equivalents from assumed
     exercise of options and warrants                              525,696            508,871            525,696            508,871
                                                                ----------         ----------         ----------         ----------

        Total shares                                             4,028,574          3,346,194          3,693,958          3,346,194
                                                                ----------         ----------         ----------         ----------
                                                                ----------         ----------         ----------         ----------

Net income applicable to common shareholders                    $  127,143         $ (278,936)        $  206,171         $ (373,965)
                                                                ----------         ----------         ----------         ----------
                                                                ----------         ----------         ----------         ----------

Net income per common and common
  equivalent share                                              $     0.03         $    (0.08)        $     0.06         $    (0.11)
                                                                ----------         ----------         ----------         ----------
                                                                ----------         ----------         ----------         ----------


Fully diluted net income per common and common equivalent share is not separately presented because it is substantially the same as primary net income per common and common equivalent share.

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